BRINKS

THE BRINK'S COMPANY
1801 BAYBERRY COURT
P.O. BOX 18100
RICHMOND, VA 23226
ATTN: LINDA MACNALLY

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 29, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BCO2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96569-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BRINK'S COMPANY

The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement):

		For	Against	Abstain
1.	To approve the issuance of common stock, par value $1.00 per share, of The Brink's Company ("Brink's") to holders of common stock, par value $0.01 per share, of NCR Atleos Corporation ("NCR Atleos"), pursuant to the Agreement and Plan of Merger, dated as of February 26, 2026 (as amended from time to time, the “Merger Agreement”), by and among Brink’s, NCR Atleos, Novus Merger Sub, Inc. and Novus Merger Sub II, LLC (the "Brink's Share Issuance Proposal").	☐	☐	☐
2.	To adjourn the special meeting of Brink's shareholders, if necessary or appropriate, to solicit additional proxies if, immediately prior to such adjournment, there is not a quorum or there are not sufficient votes to approve the Brink's Share Issuance Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to Brink's shareholders.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on June 30, 2026:

The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

V96570-TBD

THE BRINK'S COMPANY
Special Meeting of Shareholders
June 30, 2026 at 10:00 a.m. Eastern Time

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Kristen W. Cook and Maria Fernandez, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of The Brink's Company that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on June 30, 2026 at www.virtualshareholdermeeting.com/BCO2026SM, and any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. The Board of Directors recommends that you vote FOR each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment thereof, the persons named in the proxy will vote in their discretion on such matters.

Continued, and must be signed and dated on the other side